Colfax Announces Result of Charter Shareholder Meetings

FULTON, Md., Nov. 14, 2011 /PRNewswire/ -- The Board of Directors of Colfax Corporation (NYSE: CFX), a global leader in fluid-handling solutions for critical applications, is pleased to announce that, at the Court Meeting and the Charter General Meeting of Scheme Shareholders held earlier today in connection with the recommended acquisition of Charter International plc ("Charter") by way of scheme of arrangement in accordance with Article 125 of the Companies (Jersey) Law 1991 (the "Acquisition"), all the resolutions proposed received the overwhelming support of Charter Shareholders.

At the Court Meeting, a majority in number of Scheme Shareholders as defined in the Scheme Document dated October 18, 2011, who voted (either in person or by proxy) and who together represented over 75% by value of the votes cast, voted in favor of the resolution to approve the Scheme. The resolution was accordingly passed. At the Charter General Meeting, the special resolution to approve the Scheme and provide for its implementation was also passed by the requisite majority.

Completion of the Acquisition remains subject to the satisfaction or waiver of the other Conditions set out in the Scheme Document sent to Charter Shareholders dated October 18, 2011, including the Court sanctioning the Scheme and confirming the Capital Reduction at the Court Hearing which is expected to take place on January 12, 2012, as well as approval of the Acquisition by Colfax's stockholders. Subject to the satisfaction of the Conditions, the Scheme is expected to become effective on January 13, 2012.

Capitalized terms used but not defined in this announcement shall have the meaning given to them in the Scheme Document, which is available on the Colfax website at www.colfaxcorp.com under the "Investors" section.

ABOUT COLFAX CORPORATION – Colfax Corporation is a global leader in critical fluid-handling products and technologies. Through its global operating subsidiaries, Colfax manufactures positive displacement industrial pumps and valves used in oil & gas, power generation, commercial marine, defense and general industrial markets. Colfax's operating subsidiaries supply products under the well-known brands Allweiler, Baric, Fairmount Automation, Houttuin, Imo, LSC, Portland Valve, Tushaco, Warren and Zenith. Colfax is traded on the NYSE under the ticker "CFX." Additional information about Colfax is available at www.colfaxcorp.com.

CAUTIONARY NOTE CONCERNING FORWARD LOOKING STATEMENTS:

This press release may contain forward-looking statements, including forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning Colfax's plans, objectives, expectations and intentions and other statements that are not historical or current facts, including the expected effects of the proposed Charter acquisition, its anticipated benefits and potential impact on our business. Forward-looking statements are based on Colfax's current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. Factors that could cause Colfax's results to differ materially from current expectations include, but are not limited to factors detailed in Colfax's reports filed with the U.S. Securities and Exchange Commission including its 2010 Annual Report on Form 10-K and its Quarterly Report on Form 10-Q for the period ended September 30, 2011 under the caption "Risk Factors". In addition, these statements are based on a number of assumptions that are subject to change. This press release speaks only as of this date. Colfax disclaims any duty to update the information herein.

The term "Colfax" in reference to the activities described in this press release may mean one or more of Colfax's global operating subsidiaries and/or their internal business divisions and does not necessarily indicate activities engaged in by Colfax Corporation.

UK TAKEOVER CODE DEALING AND OPENING POSITION DISCLOSURE REQUIREMENTS:

Under Rule 8.3(a) of the U.K. City Code on Takeovers and Mergers (the "Code"), any person who is interested in one per cent. or more of any class of relevant securities of an offeree company or of any paper offeror (being any offeror other than an offeror in respect of which it has been announced that its offer is, or is likely to be, solely in cash) must make an Opening Position Disclosure following the commencement of the offer period and, if later, following the announcement in which any paper offeror is first identified.

An Opening Position Disclosure must contain details of the person's interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any paper offeror(s). An Opening Position Disclosure by a person to whom Rule 8.3(a) applies must be made by no later than 3.30 pm (London time) on the 10th business day following the commencement of the offer period and, if appropriate, by no later than 3.30 pm (London time) on the 10th business day following the announcement in which any paper offeror is first identified. Relevant persons who deal in the relevant securities of the offeree company or of a paper offeror prior to the deadline for making an Opening Position Disclosure must instead make a Dealing Disclosure. Under Rule 8.3(b) of the City Code, any person who is, or becomes, interested in 1 per cent. or more of any class of relevant securities of the offeree company or of any paper offeror must make a Dealing Disclosure if the person deals in any relevant securities of the offeree company or of any paper offeror. A Dealing Disclosure must contain details of the dealing concerned and of the person's interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any paper offeror, save to the extent that these details have previously been disclosed under Rule 8. A Dealing Disclosure by a person to whom Rule 8.3(b) applies must be made by no later than 3.30 pm (London time) on the business day following the date of the relevant dealing. If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire or control an interest in relevant securities of an offeree company or a paper offeror, they will be deemed to be a single person for the purpose of Rule 8.3.

Opening Position Disclosures must also be made by the offeree company and by any offeror and Dealing Disclosures must also be made by the offeree company, by any offeror and by any persons acting in concert with any of them (see Rules 8.1, 8.2 and 8.4). Details of the offeree and offeror companies in respect of whose relevant securities Opening Position Disclosures and Dealing Disclosures must be made can be found in the Disclosure Table on the Takeover Panel's website at www.thetakeoverpanel.org.uk, including details of the number of relevant securities in issue, when the offer period commenced and when any offeror was first identified. If you are in any doubt as to whether you are required to make an Opening Position Disclosure or a Dealing Disclosure, you should contact the Panel's Market Surveillance Unit on +44 (0)20 7638 0129.

CONTACT: INVESTORS, Scott Brannan, +1-301-323-9005, scott.brannan@colfaxcorp.com